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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement on Form S-8 (Reg. No. 333-40893) of OYO Geospace Corporation of our reports dated November 17, 1998, on our audits of the consolidated financial statements and financial statement schedule of OYO Geospace Corporation and its subsidiaries as of September 30, 1998 and 1997, and for each of the three years in the period ended September 30, 1998, which reports are included in this annual report on Form 10-K.


                                             PricewaterhouseCoopers LLP



Houston, Texas
December 17, 1998